Exhibit 10.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 (this “Amendment”) to the Agreement and Plan of Merger dated May 1, 2024, modifying certain terms of the Agreement and Plan of Merger dated February 16, 2024 (the “Merger Agreement”) entered into by and among Altair International Corp., Premier Air Charter Merger Sub, Inc., Premier Air Charter, Inc. and Tipp Aviation, LLC. Terms not defined herein have the meaning ascribed to them under the terms of the Merger Agreement.

WHEREAS, the parties to the Merger Agreement desire to extend the Outside Date as that term is defined in Article VIII (Termination), section 8.1(b) of the Merger Agreement and further in that certain Amendment No. 1 to Agreement and Plan of Merger from April 22, 2024 to May 31, 2024.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to Section 8.1(b) to Extend the Outside Date. Section 8.1(b) is amended and restated as follows:

8.1       Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)	by mutual written consent of ATAO and Premier.

(b)  by written notice by ATAO or Premier if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by May 31, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

Section 2. Effect of Amendment. Except as amended hereby, the Note shall continue in full force and effect and is hereby incorporated herein by this reference.

Section 3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Nevada without regard to its conflict of laws.

Section 4. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Amendment No. 2 to the Merger Agreement]

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